EX-20.2


                            NOTICE OF REDEMPTION
                                $200,000,000
                             ESSEX GROUP, INC.
                      10% SENIOR NOTES DUE MAY 1, 2003
                            CUSIP NO. 297015AB5


NOTICE IS HEREBY GIVEN pursuant to Section 3.03 of the Indenture dated as of May 7, 1993 between Essex Group, Inc. (the "Company") and NBD Bank, as Trustee, that the Company's 10% Senior Notes ("Notes") will be redeemed in full on May 1, 1998 (the "Redemption Date"), at 103.75% of the principal amount of the Notes (the "Redemption Price").

The Redemption Price will become due and payable upon each Note on the Redemption Date of May 1, 1998.

In order to receive payment of the Redemption Price, each Note must be presented and surrendered to the Paying Agent, as indicated below. All interest will cease on May 1, 1998, whether the Notes are presented for redemption or not. Interest payable May 1, 1998 will be paid in the normal manner. Method of delivery is at the option of the holder, but if by mail, Registered Mail is suggested. This redemption is being effected pursuant to paragraph 5 of the Notes.

         Paying Agent:     NBD Bank
                           One First National Plaza
                           Redemption Unit
                           Suite 0124
                           Chicago, IL 60670-0124

                           Phone: 1-800-886-2791

If you have any questions or comments, please call Ernest J. Peck at (313) 225-2025.

                           ESSEX GROUP, INC.

                           /s/ David A. Owen - 3/18/98
                           By: NBD Bank F/K/A NBD BANK, N.A., AS TRUSTEE

Dated:  March 31, 1998

NOTE: CORRECT TAXPAYER IDENTIFICATION INFORMATION (PROPERLY COMPLETED INTERNAL REVENUE SERVICE FORM W-9) MUST BE ON FILE WITH NBD BANK TO AVOID THE WITHHOLDING OF THE THIRTY-ONE PERCENT (31%) OF THE PRINCIPAL AMOUNT OF BONDS SURRENDERED FOR REDEMPTION.

*The CUSIP Number has been assigned to this issue and are included solely for the convenience of the Holders. Neither the Company nor the Trustee is responsible for selection or use of the CUSIP Number, nor is any representation made as to its correctness.